GUARANTY

I.  RECITALS

Reference is made to those certain Promissory Notes dated as of May 15, 2006 collectively, (the “Notes”) in the aggregate principal amount of $2,350,000 (as such principal amount may be increased or decreased pursuant to the Merger Agreement dated as of May 15, 2006 by and among a21, Inc., a Texas corporation (the “Guarantor”), AE Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Guarantor, ArtSelect, Inc., a Delaware corporation (“Borrower”), the noteholders set forth on Exhibit A attached hereto (each, a “Lender” and collectively the “Lenders”), and Udi Toledano, as stockholder representative), made by Borrower in favor of the Lenders. Udi Toledano acts as administrative and collateral agent for Lenders under the terms of the Notes (in such capacity “Administrative Agent”).

As one of the conditions for accepting the Notes, the Lenders have required that the undersigned Guarantor guaranty the obligations of Borrower to the Lenders arising under the Notes as herein provided.

Guarantor is the sole shareholder of Borrower and will receive substantial direct and indirect benefit by reason of Lenders accepting the Notes, and Guarantor has determined that its execution, delivery and performance of this Guaranty are in the best interests of Guarantor.

Capitalized terms used and not otherwise defined herein shall have the respective meanings provided for in the Notes.

II.  GUARANTY

Therefore, for value received, and in consideration of the financial accommodations under the Notes, Guarantor hereby unconditionally guaranties the full and prompt payment when due in accordance with the terms and conditions of the Notes, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of obligations, liabilities and indebtedness of every kind, nature and description owing by the Borrower to Lenders or the Administrative Agent evidenced by or arising under the Notes, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Notes, whether arising before, during or after the commencement of any insolvency proceeding with respect to the Borrower (and including the payment of interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such insolvency proceeding, whether or not such interest is allowed or allowable in whole or in part in any such insolvency proceeding) (collectively, the “Obligations”).

Guarantor hereby agrees that this Guaranty is a present and continuing guaranty of payment and not of collection and that its obligations hereunder shall be unconditional.

Guarantor hereby agrees to pay any and all reasonable expenses (including reasonable attorney’s fees and expenses) which may be incurred by Lenders and/or the Administrative Agent in enforcing their rights under this Guaranty.

Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty, not constitute a “Fraudulent Conveyance” (as defined below). Consequently, Guarantor agrees that if this Guaranty, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty shall be valid and enforceable only to the maximum extent that would not cause this Guaranty to constitute a Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance or fraudulent transfer under Section 548 of Chapter 11 of Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

No payment made by or for the account or benefit of Guarantor pursuant to this Guaranty shall entitle Guarantor, by subrogation or otherwise, to any payment by Borrower or from or out of any property of Borrower.

Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of any bankruptcy proceeding (or other insolvency proceeding) of Borrower, protest or notice with respect to the Obligations and all demands whatsoever, and covenants that this Guaranty will not be discharged, except by complete and irrevocable payment and performance of all the obligations and liabilities contained herein. No notice to Guarantor or any other party shall be required for Administrative Agent, on behalf of Administrative Agent or any Lender, to make demand hereunder. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Obligations, without first proceeding against Borrower, any other individual or entity or any security or collateral for the Obligations. Administrative Agent shall have the exclusive right to determine the application of payments and credits, if any, from Guarantor, Borrower, any other individual or entity, or any security or collateral for the Obligations, on account of the Obligations or of any other liability of Guarantor to Administrative Agent and Lenders arising hereunder.

Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, and any and all endorsers and other guarantors of all or any part of the Obligations and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof that diligent inquiry would reveal, and Guarantor hereby agrees that neither Administrative Agent nor any Lender shall have any duty to advise Guarantor of information known to such Administrative Agent or Lender regarding such condition or any such circumstances. Guarantor hereby acknowledges familiarity with Borrower’s financial condition and that it has not relied on any statements by Administrative Agent or any Lender in obtaining such information. In the event Administrative Agent or any Lender, in its reasonable discretion, undertakes at any time or from time to time to provide any such information to Guarantor, neither Administrative Agent nor any Lender shall be under any obligation (i) to undertake any investigation with respect thereto, (ii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, Administrative Agent or such Lender wishes to maintain confidential or (iii) to make any other or future disclosures of such information, or any other information, to such Guarantor.

Guarantor consents and agrees that neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Guarantor or against or in payment of any or all of the Obligations. Guarantor further agrees that, to the extent that Borrower makes a payment or payments to Administrative Agent or any Lender, or Administrative Agent or any Lender receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Borrower, its estate, trustee, receiver or any other party, including without limitation Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligations or the part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred, and this Guaranty shall continue to be in existence and in full force and effect, irrespective of whether any evidence of indebtedness has been surrendered or cancelled.

Guarantor also waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty.

Notwithstanding any provision of this Guaranty to the contrary, any payment made by Guarantor to Administrative Agent or any Lender in respect of this Guaranty prior to all of the Notes being released from escrow pursuant to the terms and conditions of that certain Escrow Agreement (as the same my be amended, restated, modified or supplemented from time to time, the (“Escrow Agreement”) dated as of the date hereof by and among Loeb & Loeb LLP, as escrow agent ("Escrow Agent"), Gurantor, AE Acquisition Corp., a Delaware corporation, Borrower and Administrative Agent, shall be made to Escrow Agent to be held by Escrow Agent in accordance with and subject to the terms and conditions of the Escrow Agreement.

III.  MISCELLANEOUS

Guarantor hereby represents and warrants to Administrative Agent and Lenders that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) the execution, delivery and performance by Guarantor of this Guaranty is within its powers, have been duly authorized by all necessary action pursuant to its charter and by-laws, require no further action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation, of its charter and by-laws or any agreement, judgment, injunction, order, decree or other instrument binding upon it and (iii) this Guaranty, constitutes a valid and binding agreement or instrument of Guarantor, enforceable against Guarantor in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

This Guaranty shall be binding upon Guarantor and its successors and assigns, except that Guarantor may not assign its obligations hereunder without the written consent of Administrative Agent. All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Notes.

THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE LITIGATED IN SUCH COURTS. GUARANTOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.

GUARANTOR AND ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

This Guaranty may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, this Guaranty has been duly executed by each Guarantor this 15 day of May, 2006.

GUARANTOR:

a21, INC.

By:

Its:

UDI TOLEDANO, as Agent

By:

Its:

GUARANTY

EXHIBIT A

NOTEHOLDERS